Exhibit 99.1

WHITEWAVE FOODS REPORTS RECORD SECOND QUARTER 2014 RESULTS

•	Adjusted Diluted Earnings per Share Increased 42% to $0.23, Excluding China Joint Venture Investments

•	Net Sales Increased 36% to $838 Million; 11% Organic Net Sales Growth, Excluding Results of Earthbound Farm

•	Adjusted Operating Income Grew 53% to $71 Million; Strong Operating Margin Expansion

•	Q3 2014 Guidance of $0.25 to $0.26 Adjusted Diluted Earnings per Share, Excluding Investments in China Joint Venture

•	Full Year 2014 Guidance Range Increased to $0.98 to $1.00 of Adjusted Diluted Earnings per Share, Excluding Investments in China Joint Venture

DENVER – August 7, 2014 – The WhiteWave Foods Company (NYSE: WWAV) today reported record results for the second quarter ended June 30, 2014, driven by continued growth across all platforms.

Financial Summary:	Three Months Ended June 30,
In millions, except EPS	2014	2013	% Change*
Net Sales	$838	$616	+36%

Operating Income
GAAP	$67	$42	+59%
Adjusted	$71	$46	+53%

Net Income
GAAP	$34	$31	+10%
Adjusted	$40	$28	+39%

Diluted Earnings per Share (EPS)
GAAP	$0.19	$0.18	+8%
Adjusted	$0.22	$0.16	+36%
Adjusted, excluding China Joint Venture	$0.23	$0.16	+42%

Shares Outstanding
Basic	174	173
Diluted	178	174

*Certain change percentages may not recalculate using the rounded dollar amounts provided

WhiteWave reported second quarter 2014 adjusted diluted earnings per share of $0.23, a 42 percent increase compared to second quarter 2013, excluding investments associated with its China joint venture. Including joint venture investments, WhiteWave reported second quarter 2014 adjusted diluted earnings per share of $0.22.

Net sales for the second quarter of 2014 were $838 million, a 36 percent increase from net sales of $616 million in the second quarter of 2013. This growth reflects the inclusion of Earthbound Farm and strong organic growth in both the North America and Europe segments. Excluding Earthbound Farm, net sales increased 11 percent due primarily to strong volume growth in both segments.

Adjusted operating income for the second quarter of 2014 increased 53 percent to $71 million, compared to $46 million in the second quarter of 2013.

“We continued to experience strong growth across our businesses in the second quarter, with several of our platforms reporting record revenue,” said Gregg Engles, chairman and chief executive officer. “The increasing cost leverage as a result of our growth, along with the benefits we are starting to realize from the investments in our supply chain, led to strong operating margin expansion in the quarter. We are pleased with our performance and believe our innovative, on-trend and market leading brands will continue to fuel our growth, leading us to again increase our EPS guidance for the full year.”

BASIS OF PRESENTATION
Certain financial measures in this release are presented on a non-GAAP, adjusted basis. North America segment financial results for the second quarter of 2014 are adjusted to exclude an immaterial gain from the reversal of certain restructuring costs recognized in the fourth quarter of 2013. All other adjustments relate to corporate and other items. See reconciliations at the end of this release for further details and for reconciliations of the non-GAAP measures to GAAP.

NORTH AMERICA SEGMENT
WhiteWave’s North America segment consists of four platforms: Plant-based Foods and Beverages, Coffee Creamers and Beverages, Premium Dairy, and Organic Greens and Produce. In the second quarter of 2014, net sales for the North America segment were $710 million, an increase of 38 percent over the second quarter of 2013. Growth in the North America segment reflects the inclusion of Earthbound Farm’s results, and increased net sales across the other North America platforms. Excluding Earthbound Farm, net sales for the second quarter of 2014 increased 8 percent from the second quarter of 2013. Adjusted operating income for the North America segment increased 49 percent to $74 million for the second quarter, compared to the same period in 2013, driven by the addition of Earthbound Farm and by operating margin expansion of 110 basis points from the North America segment’s historical platforms.

North America Segment Summary
In millions	Three Months Ended June 30,
	2014	2013	% Change
Net Sales	$710	$514	+38%

GAAP Segment Operating Income	$74	$50	+49%
Adj. Segment Operating Income	$74	$50	+49%

Plant-Based Foods & Beverages
In the North America Plant-based Foods and Beverages platform, which includes Silk® soymilk, almondmilk, coconutmilk, and soy yogurts, net sales increased 13 percent in the second quarter of 2014 compared to the second quarter of 2013. Growth in the platform was driven primarily by the continued strong growth of Silk® almondmilk, which increased sales 45 percent in the second quarter 2014 compared to the same period in 2013. The overall Plant-based Foods and Beverages category remained strong with more than 17 percent category growth in the second quarter 2014. WhiteWave’s Silk® brand has the #1 market position in almond, as well as in all of its other product subcategories.

Coffee Creamers & Beverages
In Coffee Creamers and Beverages, which includes coffee creamers and iced coffee under the International Delight®, Dunkin Donuts® and Silk® brands, as well as half and half dairy creamers under the LAND O LAKES® and Horizon Organic® brands, net sales increased 5 percent in the second quarter 2014 compared to the second quarter 2013. Growth was due primarily to increased volumes behind new product introductions and growth of half and half dairy creamers. Volumes in the refrigerated flavored creamer category grew by double-digits in the second quarter, with increased promotional activities lowering the dollar growth of the category to 6 percent.

Premium Dairy
In Premium Dairy, Horizon Organic® net sales increased 8 percent in the second quarter of 2014 compared to the second quarter of 2013. Growth in the platform was offset by a 1 percentage point impact from the previously communicated exit of certain private label manufacturing arrangements and discontinuation of servicing a national coffee chain. Volume continued to be the primary sales driver due to continued growth in value-added offerings, such as Horizon Organic® DHA Omega-3 and Horizon Organic® Lactose-Free products, along with some contribution from price increases implemented in the fourth quarter of 2013. The organic milk category grew by 8 percent in the second quarter, with Horizon Organic® maintaining its leading market share.

Organic Greens & Produce
In Organic Greens and Produce, Earthbound Farm’s second quarter 2014 net sales were $153 million. Sales were driven primarily by low-double-digit growth in organic packaged salads, which comprises the majority of Earthbound Farm’s business. Organic packaged salads’ share of the total packaged salad category grew by 2 percentage points to 24 percent in the second quarter. Earthbound Farm continues to hold the leading share in the branded organic packaged salad category.

EUROPE SEGMENT
The Europe segment consists of a Plant-based Foods and Beverages platform that operates primarily under the Alpro® brand name. Net sales in the segment increased 26 percent on a reported basis in the second quarter of 2014 compared to the second quarter of 2013, and increased 18 percent on a constant currency basis. Operating income in the segment increased 79 percent to $14 million for the second quarter of 2014, compared to the same period in 2013, with operating margin expansion of 323 basis points.

Europe Segment Summary
In millions	Three Months Ended June 30,
	2014	2013	% Change
Net Sales	$128	$102	+26%

Segment Operating Income	$14	$8	+79%

Net sales growth in Europe was driven by continued strong growth in almond beverages, non-dairy yogurts and creams, as well as low-double-digit growth in soy beverages. Alpro® holds the leading market position across its core Western European geographies, with a composite share of 42 percent.

FORWARD OUTLOOK
Management expects net sales growth of approximately 30 percent in the third quarter of 2014, which reflects typical seasonality in Earthbound Farm’s business. Excluding Earthbound Farm, management expects net sales on an organic basis to increase 8 to 9 percent over the balance of 2014. Management continues to expect net sales growth in the low-thirties percent range for full year 2014, consistent with previous guidance.

Management now expects an adjusted total operating income percentage growth rate in the low to mid-forties for both the third quarter and full year 2014, driven by continued strong volume growth, cost leverage and further progress on cost improvement and margin expansion initiatives.

Management is forecasting interest expense in the third quarter 2014 to be approximately $8 to $9 million and continues to expect interest expense for the full year to be approximately $30 to $32 million. WhiteWave estimates an annual tax rate of approximately 35 percent for 2014, with potential for variability in quarterly rates.

Management now expects to deliver adjusted diluted earnings per share between $0.98 and $1.00 for full year 2014, an increase from its previously forecasted range of $0.95 to $0.98, excluding investments in its joint venture in China. Management still anticipates the joint venture in China will result in a reduction of approximately $0.05 per diluted earnings per share in 2014, as operating investments in the joint venture are expected to increase somewhat in the second half of the year. For the third quarter, management expects adjusted diluted earnings per share to range between $0.25 to $0.26, excluding a reduction of approximately $0.02 diluted earnings per share from estimated China joint venture investments. The China joint venture is in the process of being commercialized and there are numerous factors that may impact the amount of WhiteWave’s estimated investment on a quarterly basis, as well as for the full year.

WhiteWave continues to project capital expenditures will be approximately $275 million for the full year 2014. Timing of capital projects may vary and impact the amount of investments actually made in 2014.

“Our second quarter 2014 results reflected strong operating performance all around,” said Kelly Haecker, executive vice president and chief financial officer. “We delivered another quarter of robust topline growth, driven by strong organic growth in North America and Europe, as well as the addition of Earthbound Farm. We are pleased with Earthbound Farm’s solid results, and we now expect this acquisition to deliver at least $0.09 of accretion in 2014. In the quarter, we delivered strong margin expansion across our segments driven primarily by the continued cost leverage from our growth, coupled with the benefits from our past capital investments that are beginning to yield results, as well as some benefits from past pricing actions. We remain focused on increasing our sales and improving our cost structure and look forward to continuing to build on our strong momentum over the balance of the year.”

CONFERENCE CALL WEBCAST
A live webcast to discuss WhiteWave’s financial results and outlook will be held at 10 am Eastern time today, August 7, 2014 and may be heard by visiting the “Investor Relations” section of the WhiteWave website at www.whitewave.com/investors. A slide presentation and schedule reconciling GAAP to non-GAAP financial information will be available on our website and will accompany the webcast. The webcast replay of the call will be available for approximately 45 days on the Investor Relations section of the WhiteWave website.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES
In addition to the results prepared in accordance with GAAP, we have presented certain non-GAAP financial measures, including adjusted financial information for the periods presented, such as operating income, EBITDA, net income and diluted earnings per share. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance between periods. These adjustments include certain corporate costs associated with equity awards granted to certain of our executive officers, employees and directors in conjunction with our Company’s initial public offering in October 2012 (the “IPO Grants”), non-recurring transaction costs related to acquisitions and other investments, non-recurring transition costs related to our separation from Dean Foods Company, the elimination of a gain recognized from the reversal of restructuring costs, and the elimination of non-cash income or expense related to mark-to-market adjustments on interest rate hedges. These adjustments are intended to provide greater transparency of underlying profit trends and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in making financial and operating decisions and evaluating the Company’s performance. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, the Company’s results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below and may be found in a reconciliation schedule posted on the Investor Relations section of the Company’s website.

ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce throughout North America and Europe. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. WhiteWave’s widely-recognized, leading brands distributed in North America include Silk® plant-based foods and beverages, International Delight® and LAND O LAKES® coffee creamers and beverages, Horizon Organic® premium dairy products and Earthbound Farm® certified organic salads, fruits and vegetables. Its popular European brands of plant-based foods and beverages include Alpro® and Provamel®. To learn more about WhiteWave, visit www.whitewave.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements under the heading “Forward Outlook” and statements relating to, among other things, projections of net sales growth, operating income, net income and earnings per share, on an adjusted and GAAP basis, our innovation plans, the success of our cost improvement and margin expansion initiatives, anticipated profit growth and margin expansion, the expected financial impact of our acquisition of Earthbound Farm, the expected impact and timing of additional investments in our joint venture in China and commencement of operations, and other statements that begin with words such as “believe,” “expect,” “intend” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. The Company’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the Company’s products, and the Company’s ability to access capital under its credit facilities or otherwise, many of which are beyond the Company’s control and which are described in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014 and in our quarterly reports on Form 10-Q. The Company’s ability to profit from its branding initiatives depends on a number of factors, including consumer acceptance of the Company’s products. Our growth plans depend, in part, on our ability to innovate successfully and on a cost-effective basis. Our financial outlook for the third quarter and full year 2014 may be impacted by our ability or inability to effectively integrate and operate our Earthbound Farm business acquired on January 2, 2014, and the amount of our future additional investments in our joint venture in China and timeline for the joint venture to commence operations. The Company’s expected operating income growth will depend in part on its ability to cost effectively expand capacity. The forward-looking statements in this press release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.
CONTACTS
Investor Relations:
Dave Oldani
+1 (303) 635-4747
Media:
Molly Keveney
+1 (303) 635-4529

The WhiteWave Foods Company
Condensed Consolidated Statements of Operations
(Unaudited, GAAP Basis)

	Three months ended June 30,
	2014	2013
	(In thousands, except share and per share data)

Net sales	$837,926	$600,827
Sales to related parties	—	15,163
Transitional sales fees	—	—
Total net sales	837,926	615,990
Cost of goods sold	552,666	391,777
Gross profit	285,260	224,213
Operating expenses:
Selling, distribution, and marketing	156,910	138,346
General and administrative	61,630	43,913
Asset disposal and exit costs	(55)	—
Total operating expenses	218,485	182,259
Operating income	66,775	41,954
Other expense (income):
Interest expense	7,512	4,737
Other expense (income), net	3,548	(8,173)
Total other expense (income)	11,060	(3,436)
Income before income tax	55,715	45,390
Income tax expense	20,766	14,181
Income before income (loss) in investment in unconsolidated entity	34,949	31,209
Income (loss) in investment in unconsolidated entity	(542)	—
Net income	$34,407	$31,209

Average common shares:
Basic	173,966,917	173,005,352
Diluted	177,589,222	173,909,653

Net income per share:
Basic	$0.20	$0.18
Diluted	$0.19	$0.18

The WhiteWave Foods Company
Condensed Consolidated Statements of Operations
(Unaudited, GAAP Basis)

	Six months ended June 30,
	2014	2013
	(In thousands, except share and per share data)

Net sales	$1,668,149	$1,185,335
Sales to related parties	—	37,062
Transitional sales fees	—	1,837
Total net sales	1,668,150	1,224,234
Cost of goods sold	1,109,675	781,478
Gross profit	558,474	442,756
Operating expenses:
Selling, distribution, and marketing	304,301	264,284
General and administrative	133,916	94,525
Asset disposal and exit costs	(703)	—
Total operating expenses	437,514	358,809
Operating income	120,960	83,947
Other expense (income):
Interest expense	13,234	9,461
Other expense (income), net	4,356	(8,393)
Total other expense	17,590	1,068
Income before income tax	103,370	82,879
Income tax expense	36,061	27,672
Income before income (loss) in investment in unconsolidated entity	67,309	55,207
Income (loss) in investment in unconsolidated entity	(542)	—
Net income	$66,767	$55,207

Average common shares:
Basic	173,796,646	173,002,691
Diluted	177,200,630	173,567,934

Net income per share:
Basic	$0.38	$0.32
Diluted	$0.38	$0.32

The WhiteWave Foods Company
Consolidated Balance Sheets
(Unaudited, GAAP Basis)

	June 30, 2014	December 31, 2013
	(In thousands)
ASSETS
Cash and cash equivalents	$65,953	$101,105
Trade receivables, net of allowance	185,113	146,864
Inventories	188,234	158,569
Deferred income taxes	30,404	26,588
Prepaid expenses and other current assets	42,992	23,095
Total current assets	512,696	456,221
Investment in unconsolidated entity	46,365	—
Property, plant, and equipment, net	904,685	659,683
Identifiable intangible and other assets, net	648,505	394,937
Goodwill	999,633	772,343
Total Assets	$3,111,884	$2,283,184

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses	$431,085	$357,106
Current portion of debt and capital lease obligations	24,191	15,000
Income taxes payable	1,946	14,294
Total current liabilities	457,222	386,400
Long-term debt and capital lease obligations	1,300,387	647,650
Deferred income taxes	263,356	237,765
Other long-term liabilities	45,254	49,930
Total Liabilities	2,066,219	1,321,745
Common stock	1,741	1,735
Additional paid-in capital	868,199	851,017
Retained Earnings	183,894	117,127
Accumulated other comprehensive loss	(8,169)	(8,440)
Total Shareholders' Equity	1,045,665	961,439
Total Liabilities and Shareholders' Equity	$3,111,884	$2,283,184

The WhiteWave Foods Company
Condensed Consolidated Statements of Cash Flows
(Unaudited, GAAP Basis)

	Six months ended June 30,
	2014	2013
	(In thousands)
Operating Activities
Net income	$66,767	$55,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,868	39,975
Share-based compensation expense	15,426	10,093
Amortization of debt issuance costs	1,448	1,207
Other adjustments	(1,359)	9,812
Net change in operating assets and liabilities, net of acquisition	(19,401)	(60,552)
Net cash provided by operating activities	117,749	55,742

Investing Activities
Investment in unconsolidated entity	(47,285)	—
Payments for acquisition, net of cash acquired $5,638	(603,373)	—
Payments for property, plant, and equipment	(139,850)	(53,021)
Proceeds from sale of fixed assets	122	61,956
Net cash provided by (used in) investing activities	(790,386)	8,935

Financing Activities
Distributions to Dean Foods, net	—	(871)
Proceeds from the issuance of debt	500,000	—
Other debt related activity	139,282	(58,950)
Other financing activities	(2,392)	(16)
Net cash provided by (used in) financing activities	636,890	(59,837)
Effect of exchange rate changes on cash and cash equivalents	595	(2,100)
Increase (Decrease) in cash and cash equivalents	(35,152)	2,740
Cash and cash equivalents, beginning of period	101,105	69,373
Cash and cash equivalents, end of period	$65,953	$72,113

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended June 30, 2014					Three months ended June 30, 2013
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted

Total net sales	$837,926	$—		$837,926		$615,990	$—		$615,990
Cost of goods sold	552,666	—		552,666		391,777	—		391,777
Gross profit	285,260	—		285,260		224,213	—		224,213
Operating expenses:
Selling, distribution, and marketing	156,910	—		156,910		138,346	—		138,346
General and administrative	61,630	(3,888)	(a)	57,742		43,913	(4,160)	(a)	39,753
Asset disposal and exit costs	(55)	55	(b)	—		—	—	(b)	—
Total operating expenses	218,485	(3,833)		214,652		182,259	(4,160)		178,099
Operating income	66,775	3,833		70,608		41,954	4,160		46,114
Other expense (income):
Interest expense	7,512	—		7,512		4,737	—		4,737
Other expense (income), net	3,548	(3,555)	(c)	(7)		(8,173)	8,173	(c)	—
Total other expense (income)	11,060	(3,555)		7,505		(3,436)	8,173		4,737
Income before net loss in investment in unconsolidated entity	55,715	7,388		63,103		45,390	(4,013)		41,377
Income tax expense	20,766	2,078	(d)	22,844		14,181	(1,300)	(d)	12,881
Income (loss) in investment in unconsolidated entity	(542)	—		(542)		—	—		—
Net income	$34,407	$5,310		$39,717		$31,209	$(2,713)		$28,496
Earnings per Share:
Basic				$0.23	(h)				$0.16	(h)
Diluted				$0.22	(h)				$0.16	(h)
Weighted Average Shares Outstanding:
Basic				173,966,917					173,005,352
Diluted				177,589,222					173,909,653

Adjusted net income excluding joint venture activities:
Adjusted net income				39,717					28,496
Corporate related joint venture expenses, net of tax				1,182	(e)				—	(e)
Net loss in investment in unconsolidated entity				542	(f)				—	(f)
Adjusted net income excluding joint venture activities				$41,441					$28,496
Adjusted earnings per share excluding joint venture activities:

Basic	$0.24	$0.16
Diluted	$0.23	$0.16

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Three months ended June 30, 2014				Three months ended June 30, 2013
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted

Income statement amounts by segment:
Total net sales
North America	$709,521	$—		$709,521	$513,829	$—		$513,829
Europe	128,405	—		128,405	102,161	—		102,161
Total	$837,926	$—		$837,926	$615,990	$—		$615,990

Operating income
North America	$74,052	$(55)	(b)	$73,997	$49,688	$—	(b)	$49,688
Europe	14,013	—		14,013	7,847	—		7,847
Total consolidated segment operating income	88,065	(55)		88,010	57,536	—		57,536
Corporate and other	(21,290)	3,888	(a)	(17,402)	(15,582)	4,160	(a)	(11,422)
Total operating income	$66,775	$3,833		$70,608	$41,954	$4,160		$46,114

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three months ended June 30,
	2014	2013
	(In thousands)
Net income	$34,407	$31,209
Interest expense, net	7,512	4,737
Income tax expense	20,766	14,181
Depreciation and amortization	27,735	19,981
EBITDA	$90,420	$70,108
Transaction, asset disposal & transition costs (a), (b)	948	1,901
Mark to market adjustments on economic hedges (gains)/losses (c)	3,555	(8,173)
IPO grants & non-cash stock-based compensation (a), (g)	6,438	3,615
Adjusted EBITDA	$101,361	$67,451

Corporate related joint venture expenses (e)	1,854	—
Net loss in investment in unconsolidated entity (f)	542	—
Adjusted EBITDA excluding joint venture activities	$103,757	$67,451

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Six months ended June 30, 2014					Six months ended June 30, 2013
	GAAP	Adjustments		Adjusted		GAAP	Adjustments		Adjusted
	(In thousands, except share and per share data)
Total net sales	$1,668,149	$—		$1,668,149		$1,224,234	$—		$1,224,234
Cost of goods sold	1,109,675	—		1,109,675		781,478	—		781,478
Gross profit	558,474	—		558,474		442,756	—		442,756
Operating expenses:
Selling, distribution, and marketing	304,301	—		304,301		264,284	—		264,284
General and administrative	133,916	(14,449)	(a)	119,467		94,525	(9,639)	(a)	84,886
Asset disposal and exit costs	(703)	703	(b)	—		—	—	(b)	—
Total operating expenses	437,514	(13,746)		423,768		358,809	(9,639)		349,170
Operating income	120,960	13,746		134,706		83,947	9,639		93,586
Other expense (income):
Interest expense	13,234	—		13,234		9,461	—		9,461
Other expense (income), net	4,356	(4,356)	(c)	—		(8,393)	8,149	(c)	(244)
Total other expense (income)	17,590	(4,356)		13,234		1,068	8,149		9,217
Income before net loss in investment in unconsolidated entity	103,370	18,102		121,472		82,879	1,490		84,369
Income tax expense	36,061	6,394	(d)	42,455		27,672	596	(d)	28,268
Income (loss) in investment in unconsolidated entity	(542)	—		(542)		—	—		—
Net income	$66,767	$11,708		$78,475		$55,207	$894		$56,101
Earnings per Share:
Basic				$0.45	(h)				$0.32	(h)
Diluted				$0.44	(h)				$0.32	(h)
Weighted Average Shares Outstanding:
Basic				173,796,646					173,002,691
Diluted				177,200,630					173,567,934

Adjusted net income excluding joint venture activities:
Adjusted net income	78,475		56,101
Corporate related joint venture expenses, net of tax	1,935	(e)	—	(e)
Net loss in investment in unconsolidated entity	542	(f)	—	(f)
Adjusted net income excluding joint venture activities	$80,952		$56,101
Adjusted earnings per share excluding joint venture activities:
Basic	$0.47		$0.32
Diluted	$0.46		$0.32

The WhiteWave Foods Company
GAAP to Non-GAAP Reconciliation
(Unaudited)

	Six months ended June 30, 2014				Six months ended June 30, 2013
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted

Income statement amounts by segment:
Total net sales
North America	$1,414,123	$—		$1,414,123	$1,020,847	$—		$1,020,847
Europe	254,026	—		254,026	203,387	—		203,387
Total	$1,668,149	$—		$1,668,149	$1,224,234	$—		$1,224,234

Operating income
North America	$148,627	$(703)	(b)	$147,924	$105,899	$—	(b)	$105,899
Europe	24,409	—		24,409	14,551	—		14,551
Total consolidated segment operating income	173,036	(703)		172,333	120,450	—		120,450
Corporate and other	(52,076)	14,449	(a)	(37,627)	(36,503)	9,639	(a)	(26,864)
Total operating income	$120,960	$13,746		$134,706	$83,947	$9,639		$93,586

The WhiteWave Foods Company
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Six months ended June 30,
	2014	2013
	(In thousands)
Net income	$66,767	$55,207
Interest expense, net	13,234	9,461
Income tax expense	36,061	27,672
Depreciation and amortization	54,868	39,975
EBITDA	$170,930	$132,315
Transaction, asset disposal & transition costs (a), (b)	7,590	5,015
Mark to market adjustments on economic hedges (gains)/losses (c)	4,356	(8,149)
IPO grants & non-cash stock-based compensation (a), (g)	18,870	11,375
Adjusted EBITDA	$201,746	$140,556

Corporate related joint venture expenses (e)	2,979	—
Net loss in investment in unconsolidated entity (f)	542	—
Adjusted EBITDA excluding joint venture activities	$205,267	$140,556

The adjusted results differ from WhiteWave’s results under GAAP due to the following:

(a)	The adjustment reflects:

i.	Elimination of stock compensation expense for the IPO grants.

•	$2.9 million for the three months ended June 30, 2014.

•	$2.3 million for the three months ended June 30, 2013.

•	$6.2 million for the six months ended June 30, 2014.

•	$4.7 million for the six months ended June 30, 2013.

ii.	Elimination of non-recurring transaction costs related to acquisitions and other investments.

•	$0.2 million for the three months ended June 30, 2014.

•	$nil million for the three months ended June 30, 2013.

•	$7.4 million for the six months ended June 30, 2014.

•	$nil million for the six months ended June 30, 2013.

iii.	Elimination of non-recurring transition costs related to the separation from Dean Foods Company.

•	$0.8 million for the three months ended June 30, 2014.

•	$1.3 million for the three months ended June 30, 2013.

•	$0.9 million for the six months ended June 30, 2014.

•	$4.3 million for the six months ended June 30, 2013.

iv.	Elimination of non-recurring transaction costs related to the July 2013 registered public offering by Dean Foods Company of WhiteWave shares.

•	$nil million for the three months ended June 30, 2014.

•	$0.6 million for the three months ended June 30, 2013.

•	$nil million for the six months ended June 30, 2014.

•	$0.6 million for the six months ended June 30, 2013.

(b)	The adjustment reflects elimination of a gain recognized from the reversal of restructuring costs incurred in the fourth quarter of 2013 in connection with the sale of the dairy farm in Idaho.

•	$0.1 million for the three months ended June 30, 2014.

•	$nil million for the three months ended June 30, 2013.

•	$0.7 million for the six months ended June 30, 2014.

•	$nil million for the six months ended June 30, 2013.

(c)	The adjustment reflects elimination of the (income) expense related to the mark-to-market adjustment on interest rate hedges.

•	$3.6 million for the three months ended June 30, 2014.

•	($8.2) million for the three months ended June 30, 2013.

•	$4.4 million for the six months ended June 30, 2014.

•	($8.1) million for the six months ended June 30, 2013.

(d)	Income tax in the adjustments columns represent the adjustment to income tax expense required to arrive at an adjusted effective tax rate on adjusted net income.

(e)	The adjustment reflects the elimination of administrative costs incurred to manage the China Joint Venture investment, net of tax.

•	$1.2 million for the three months ended June 30, 2014.

•	$nil million for the three months ended June 30, 2013.

•	$1.9 million for the six months ended June 30, 2014.

•	$nil million for the six months ended June 30, 2013.

(f)	The adjustment reflects the elimination of the net loss incurred on the investment in the China Joint Venture.

•	$0.5 million for the three months ended June 30, 2014.

•	$nil million for the three months ended June 30, 2013.

•	$0.5 million for the six months ended June 30, 2014.

•	$nil million for the six months ended June 30, 2013.

(g)	The adjustment reflects non-cash related stock-based compensation expense, excluding amounts already included in IPO grants.

•	$3.6 million for the three months ended June 30, 2014.

•	$1.4 million for the three months ended June 30, 2013.

•	$12.7 million for the six months ended June 30, 2014.

•	$6.7 million for the six months ended June 30, 2013.

(h)
On May 23, 2013, Dean Foods distributed to its stockholders an aggregate of 47,686,000 shares of our Class A common stock and 67,914,000 shares of our Class B common stock as a pro rata dividend on shares of Dean Foods common stock outstanding. For 2013 quarter-to-date, the number of shares used to compute basic earnings per share is 173,005,352, which is comprised of 58,185,066 shares of Class A common stock and 114,820,286 shares of Class B common stock on a weighted average basis. For 2013 year-to-date, the number of shares used to compute basic earnings per share is 173,002,691, which is comprised of 40,689,730 shares of Class A common stock and 132,312,961 shares of Class B common stock on a weighted average basis. The number of shares used to compute diluted earnings per share includes the dilutive impact of stock options and RSUs. The number of shares used to compute diluted earnings per share includes the dilutive impact of stock options and RSUs. In May 2014, the Company’s sole outstanding class of capital stock was reclassified as common stock.

For the three months and six months ended June 30, 2014, the number of shares used to compute basic earnings per share is 173,966,917 and 173,796,646 respectively, which is comprised entirely of common stock on a weighted average basis. The number of shares used to compute diluted earnings per share includes the dilutive impact of stock options and RSUs.